NEWS RELEASE
Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS $5.2 MILLION OF NET INCOME FOR THE 2012 FOURTH QUARTER, UP 27% FROM FOURTH QUARTER 2011, AND RECORD FULL YEAR EARNINGS OF $18.7 MILLION, UP 20% FROM FULL YEAR 2011

•	Net Income of $5.2 million for 2012 fourth quarter, up from $4.1 million in the fourth quarter of 2011
•	Diluted earnings per share for fourth quarter of $0.52 up from $0.36 in the fourth quarter of 2011
•	Provision for Loan Losses of $2.6 million, down from $4.1 million in the fourth quarter of 2011
•	Net Interest Margin of 3.92%, up from 3.83% in the fourth quarter of 2011
•	Steady loan growth the last three quarters of 2012

DEFIANCE, OHIO (January 28, 2013) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today record net income for the fiscal year ended December 31, 2012 totaled $18.7 million, or $1.81 per diluted common share compared to $15.5 million or $1.42 per diluted common share for the year ended December 31, 2011. For the fourth quarter ended December 31, 2012, First Defiance earned $5.2 million or $0.52 per diluted common share compared to $4.1 million or $0.36 per diluted common share for the fourth quarter of 2011. The fourth quarter of 2012 included $2.0 million in prepayment fees from the early payment of FHLB advances, offset by $1.6 million of gains on the sale of securities associated with a balance sheet structuring strategy.

“I am pleased with the record net income in the full year of 2012 and overall performance for the fourth quarter as the country continues to rebound from the economic challenges of the last several years,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “We are pleased with the strong mortgage banking results this quarter and throughout the full year, as well as the steady improvement in credit quality.”

In the fourth quarter of 2012, the Company executed a balance sheet restructuring strategy to enhance the Company’s current and future profitability while increasing its capital ratios and protecting the balance sheet against rising rates. The strategy required taking an after tax loss of approximately $260,000 through selling $60 million in securities for a gain of $1.6 million and paying off $62 million in FHLB advances with a prepayment penalty of $2.0 million. The anticipated positive effects of this strategy include: 1) increases in the net interest margin and net interest income, 2) improvement in all capital ratios, and 3) increases in return on average assets and return on average equity.

1

Credit Quality

The fourth quarter 2012 results include provision for loan losses expense of $2.6 million, compared with $4.1 million in the same period in 2011. The allowance for loan loss as a percentage of total loans decreased to 1.75% at December 31, 2012 from 2.24% at December 31, 2011.

Non-performing assets totaled $36.4 million at December 31, 2012, down from $46.3 million at December 31, 2011. The December 31, 2012 balance included $32.6 million of loans that were non-accrual or 90 days past due. Additionally, First Defiance had $3.8 million of real estate owned at December 31, 2012 up from $3.6 million at December 31, 2011. Loans classified as Trouble Debt Restructured because of modification of terms granted to borrowers totaled $28.2 million at December 31, 2012 compared to $3.4 million for the same period in 2011. For the fourth quarter of 2012, First Defiance recorded net charge-offs of $2.2 million, which represented 0.59% of average loans outstanding (annualized) for the quarter, compared with 2.49% in the fourth quarter of 2011.

“Asset quality continued to show improvement this quarter, reflected by a 17% reduction in non-performing loans from the fourth quarter of 2011,” Small said. “We had a 75% decrease in net charge-offs in the 2012 fourth quarter compared with the fourth quarter of 2011, reflecting continuation of improvement in the credit profile of First Defiance.”

Net Interest Margin

Net interest income decreased to $17.4 million in the fourth quarter of 2012 compared to $17.5 million in the 2011 fourth quarter, and was up slightly from the third quarter of 2012, which was $17.2 million. Net interest margin was 3.92% for the 2012 fourth quarter compared to 3.80% in the third quarter of 2012 and 3.83% in the fourth quarter of 2011. Yield on interest earning assets declined by 23 basis points to 4.40% in the fourth quarter of 2012 from 4.63% in the 2011 fourth quarter, while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 34 basis points, to 0.50% from 0.84%. The net interest margin was positively impacted by the Company’s balance sheet restructuring strategy that was executed in the fourth quarter of 2012.

“We are pleased with the increase in our net interest margin for the quarter and the stability seen throughout this economic cycle,” said Small. “The balance sheet restructuring we did in the fourth quarter was an important move as we anticipate that an extended low rate environment and continued pricing pressures will put pressure on the margin.”

Non-Interest Income

Non-interest income for the 2012 fourth quarter increased to $10.2 million from $7.9 million in the fourth quarter of 2011. Gain on investment securities was $1.6 million for the fourth quarter of 2012, compared to $169,000 in the fourth quarter of 2011. All of the gains from the sale of securities in the fourth quarter of 2012 were due to the executed balance sheet restructure. Income from the sale of insurance and investment products remained stable at $2.0 million in the fourth quarter of 2012, flat with $2.0 million in the same period of 2011. Mortgage banking income increased to $2.7 million in the fourth quarter of 2012, compared with $1.9 million in the same period in 2011. Gains from the sale of mortgage loans increased in the fourth quarter of 2012 to $2.7 million from $1.7 million in the fourth quarter of 2011. Mortgage loan servicing revenue increased slightly in the fourth quarter 2012 to $888,000 from $874,000 in the fourth quarter of 2011.

2

First Defiance recorded a positive valuation adjustment of $96,000 on mortgage servicing rights (“MSR”) in the fourth quarter of 2012, compared with a positive adjustment of $181,000 in the fourth quarter of 2011. The MSR valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of MSRs.

“Non-interest income increased, driven by mortgage banking and solid fee income, which are part of our core operating strategy. Gain on sale of mortgage loans was higher this quarter compared to the 2011 fourth quarter driven by higher loan activity,” stated Small. "The mortgage originations for the bank in 2012 represented a record for the highest dollar level of production in a year."

Non-Interest Expenses

Total non-interest expense was $17.5 million for the quarter ended December 31, 2012, an increase of $1.9 million from $15.6 million in the fourth quarter of 2011. The fourth quarter of 2012 included $2.0 million of prepayment fees associated with the repayment of FHLB debt.

Compensation and benefits decreased by $290,000 in the fourth quarter of 2012 compared to the fourth quarter of 2011. The year over year decrease in compensation and benefits expense is largely due to increased mortgage and commercial loan volume that results in deferred compensation costs associated with that volume. Other non-interest expenses increased $1.7 million in the fourth quarter of 2012 as a result of recording $2.0 million in FHLB prepayment fees as part of the executed balance sheet restructure. The increase in other non-interest expense was slightly offset by a decrease in credit related expenses, which consists of secondary market buy-back losses, real estate owned expenses and credit and collection expenses, of $553,000 in the fourth quarter of 2012 from the fourth quarter of 2011.

Annual Results

On an annual basis, earnings for 2012 were $18.7 million compared with $15.5 million in 2011. Net interest income for 2012 totaled $69.0 million, a decrease of $875,000 or 1.25% from 2011. Average interest-earning assets increased to $1.862 billion for 2012 compared to $1.848 billion in 2011. Net interest margin for 2012 was 3.81%, compared with 3.88% for 2011.

The provision for loan losses for 2012 was $10.9 million, which was down from $12.4 million in 2011.

Non-interest income for the twelve month period ended December 31, 2012 was $34.4 million compared to $27.5 million during the same period of 2011. The 2012 results include securities gains of $2.1 million, slightly offset by $5,000 related to other-than-temporary impairment (“OTTI”) charges recognized for one impaired investment security. The 2011 securities gains of $216,000 consisted of $218,000 related to gain on sale of available for sale securities slightly offset by $2,000 related to OTTI charges recognized for one impaired investment security. Service fees and other charges were $10.8 million for the year ended 2012 compared to $11.4 million during 2011. Mortgage banking income for 2012 was $9.7 million, up from $6.4 million in 2011. Insurance and investment sales revenues increased to $8.7 million in 2012, compared to $7.1 million in 2011. The insurance and investments increase is primarily due to the Payak-Dubbs Insurance Agency, Inc. acquisition that was completed on July 1, 2011. Other non-interest income was $1.5 million for the year ended 2012 compared to $478,000 for the same period in 2011 mainly due to receiving $618,000 from an insurance settlement in 2012.

3

Non-interest expense increased to $65.8 million for the full year of 2012 from $62.8 million in 2011. The full year of 2012 includes $2.0 million of prepayment fees associated with the repayment of FHLB debt which is included in other non-interest expense. Compensation and benefits expense increased $1.0 million for the year ended 2012 compared to 2011 mainly resulting from the insurance acquisition in July 2011 which added $1.6 million in compensation and benefits expense in 2012 compared to $797,000 for the same period in 2011.

Other non-interest expense was $14.4 million for the year ended 2012 compared to $13.2 million for the same period in 2011. The main contributor to the increase was the previously mentioned $2.0 million prepayment expense on FHLB debt. Other non-interest expense also includes $2.2 million of credit, collection and real estate owned costs compared with $3.6 million in 2011.

Total Assets at $2.05 Billion

Total assets at December 31, 2012 were $2.05 billion, compared to $2.07 billion at December 31, 2011. Net loans receivable (excluding loans held for sale) were $1.50 billion at December 31, 2012 compared to $1.45 billion at December 31, 2011. Total cash and cash equivalents were $136.8 million at December 31, 2012 compared with $174.9 million at December 31, 2011. Total deposits at December 31, 2012 were $1.67 billion compared to $1.60 billion at December 31, 2011. Non-interest bearing deposits at December 31, 2012 were $315.1 million compared to $245.9 million at December 31, 2011. Total stockholders’ equity was $258.1 million at December 31, 2012 compared to $278.1 million at the December 31, 2011. Also at December 31, 2012, goodwill and other intangible assets totaled $66.3 million compared to $67.7 million at December 31, 2011. The Company paid $37.0 million to repurchase its outstanding preferred stock related to TARP during 2012, which effectively lowered capital levels.

Succession Plan

Also at today’s Board meeting, Mr. Small informed the Board of Directors of First Defiance that he plans to retire from his management role at First Defiance effective December 31, 2013. With this announcement, the Board approved the initiation of its management transition plan. As a result, effective January 1, 2014, Donald P. Hileman, currently Executive Vice President and Chief Financial Officer, will assume the role of President and CEO of First Defiance. Jim Rohrs will remain in his position as President and CEO of First Federal Bank. Mr. Small, currently Chairman, President, and CEO of First Defiance and Chairman of the Bank, will retire as an active employee of the Company, but will remain as Chairman of both the holding company and the Bank.

4

“This is a part of our succession plan that has been discussed over the last several years,” stated Lead Independent Director Steve Boomer. “With improving performance trends we remain focused on the long term success of the Company, including management succession. Implementing the plan now allows us to better facilitate the transition.”

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, January 29, 2013 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-888-317-6016. A live webcast may be accessed at http://services.choruscall.com/links/fdef130122.html

Audio replay of the Internet Web cast will be available at www.fdef.com until April 1, 2013 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group is a full service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

5

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
	December 31,	December 31,
(in thousands)	2012	2011

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$45,832	$31,931
Interest-bearing deposits	91,000	143,000
	136,832	174,931
Securities
Available-for sale, carried at fair value	194,101	232,919
Held-to-maturity, carried at amortized cost	508	661
	194,609	233,580

Loans	1,525,257	1,487,076
Allowance for loan losses	(26,711)	(33,254)
Loans, net	1,498,546	1,453,822
Loans held for sale	22,064	13,841
Mortgage servicing rights	7,833	8,690
Accrued interest receivable	5,594	6,142
Federal Home Loan Bank stock	20,655	20,655
Bank Owned Life Insurance	41,832	35,908
Office properties and equipment	39,663	40,045
Real estate and other assets held for sale	3,805	3,628
Goodwill	61,525	61,525
Core deposit and other intangibles	4,738	6,151
Deferred taxes	78	629
Other assets	9,174	8,643
Total Assets	$2,046,948	$2,068,190

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$315,132	$245,927
Interest-bearing deposits	1,352,340	1,350,314
Total deposits	1,667,472	1,596,241
Advances from Federal Home Loan Bank	12,796	81,841
Notes payable and other interest-bearing liabilities	51,702	60,386
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,473	1,402
Other liabilities	19,294	14,110
Total liabilities	1,788,820	1,790,063
Stockholders’ Equity
Preferred stock, net of discount	-	36,640
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	136,046	135,825
Accumulated other comprehensive income	4,274	3,997
Retained earnings	164,103	148,011
Treasury stock, at cost	(47,300)	(47,351)
Total stockholders’ equity	258,128	278,127
Total Liabilities and Stockholders’ Equity	$2,046,948	$2,068,190

6

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income:
Loans	$17,774	$19,095	$72,621	$78,648
Investment securities	1,504	1,855	7,123	7,086
Interest-bearing deposits	51	115	300	466
FHLB stock dividends	243	205	899	867
Total interest income	19,572	21,270	80,943	87,067
Interest Expense:
Deposits	1,775	2,527	8,169	12,175
FHLB advances and other	164	761	2,424	3,203
Subordinated debentures	158	333	971	1,278
Notes Payable	89	133	373	530
Total interest expense	2,186	3,754	11,937	17,186
Net interest income	17,386	17,516	69,006	69,881
Provision for loan losses	2,618	4,099	10,924	12,434
Net interest income after provision for loan losses	14,768	13,417	58,082	57,447
Non-interest Income:
Service fees and other charges	2,631	2,952	10,779	11,387
Mortgage banking income	2,741	1,888	9,665	6,437
Gain on sale of non-mortgage loans	20	10	70	361
Gain on sale of securities	1,611	169	2,139	218
Impairment on securities	(5)	-	(5)	(2)
Insurance and investment sales commissions	1,997	1,963	8,676	7,109
Trust income	146	134	616	599
Income from Bank Owned Life Insurance	241	226	924	929
Other non-interest income	798	534	1,510	478
Total Non-interest Income	10,180	7,876	34,374	27,516
Non-interest Expense:
Compensation and benefits	7,806	8,096	32,566	31,554
Occupancy	1,860	1,743	7,578	7,166
FDIC insurance premium	660	658	2,691	2,922
State franchise tax	846	385	2,495	2,010
Data processing	1,183	1,140	4,660	4,257
Acquisition related charges	-	-	-	234
Amortization of intangibles	344	391	1,413	1,442
Other non-interest expense	4,839	3,176	14,377	13,179
Total Non-interest Expense	17,538	15,589	65,780	62,764
Income before income taxes	7,410	5,704	26,676	22,199
Income taxes	2,253	1,640	8,012	6,665
Net Income	$5,157	$4,064	$18,664	$15,534

Dividends Accrued on Preferred Shares	-	(462)	(900)	(1,850)
Accretion on Preferred Shares	-	(46)	(359)	(177)
Redemption of Preferred Shares	-	-	642	-

Net Income Applicable to Common Shares	$5,157	$3,556	$18,047	$13,507

Earnings per common share:
Basic	$0.53	$0.37	$1.86	$1.44
Diluted	$0.52	$0.36	$1.81	$1.42

Average Shares Outstanding:
Basic	9,729	9,726	9,728	9,368
Diluted	10,012	9,908	9,998	9,540

7

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2012	2011	% change	2012	2011	% change
Summary of Operations

Tax-equivalent interest income (1)	$19,993	$21,665	(7.7)%	$82,598	$88,546	(6.7)%
Interest expense	2,186	3,754	(41.8)	11,937	17,186	(30.5)
Tax-equivalent net interest income (1)	17,807	17,911	(0.6)	70,661	71,360	(1.0)
Provision for loan losses	2,618	4,099	(36.1)	10,924	12,434	(12.1)
Tax-equivalent NII after provision for loan loss (1)	15,189	13,812	10.0	59,737	58,926	1.4
Investment Securities gains	1,611	169	NM	2,139	218	NM
Impairment losses on securities	(5)	-	NM	(5)	(2)	150.0
Non-interest income (excluding securities gains/losses)	8,574	7,707	11.2	32,240	27,300	18.1
Non-interest expense	17,538	15,589	12.5	65,780	62,764	4.8
Income taxes	2,253	1,640	37.4	8,012	6,665	20.2
Net Income	5,157	4,064	26.9	18,664	15,534	20.1
Dividends Declared on Preferred Shares	-	(462)	(100.0)	(900)	(1,850)	(51.4)
Accretion on Preferred Shares	-	(46)	(100.0)	(359)	(177)	102.8
Redemption on Preferred Shares	-	-	-	642	-	NM
Net Income Applicable to Common Shares	5,157	3,556	45.0	18,047	13,507	33.6
Tax equivalent adjustment (1)	421	395	6.6	1,655	1,479	11.9
At Period End
Assets	2,046,948	2,068,190	(1.0)
Earning assets	1,853,585	1,898,152	(2.3)
Loans	1,525,257	1,487,076	2.6
Allowance for loan losses	26,711	33,254	(19.7)
Deposits	1,667,472	1,596,241	4.5
Stockholders’ equity	258,128	278,127	(7.2)
Average Balances
Assets	2,023,890	2,067,881	(2.1)	2,063,552	2,058,370	0.3
Earning assets	1,815,263	1,861,186	(2.5)	1,862,340	1,848,154	0.8
Loans	1,509,611	1,440,839	4.8	1,477,681	1,437,588	2.8
Deposits and interest-bearing liabilities	1,744,274	1,772,812	(1.6)	1,775,082	1,776,474	(0.1)
Deposits	1,633,432	1,594,938	2.4	1,619,637	1,590,128	1.9
Stockholders’ equity	256,304	275,848	(7.1)	267,194	263,913	1.2
Stockholders’ equity / assets	12.66%	13.34%	(5.1)	12.95%	12.82%	1.0
Per Common Share Data
Net Income
Basic	$0.53	$0.37	43.2	$1.86	$1.44	29.2
Diluted	0.52	0.36	44.4	1.81	1.42	27.5
Dividends	0.05	0.05	-	0.20	0.05	300.0
Market Value:
High	$19.38	$15.39	25.9	$19.38	$15.51	25.0
Low	15.75	13.00	21.2	14.41	11.89	21.2
Close	19.19	14.59	31.5	19.19	14.59	31.5
Common Book Value	26.44	24.74	6.9	26.44	24.74	6.9
Tangible Common Book Value	19.63	17.78	10.4	19.63	17.78	10.4
Shares outstanding, end of period (000)	9,729	9,726	0.0	9,729	9,726	0.0
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.92%	3.83%	2.4	3.81%	3.88%	(1.7)
Return on average assets	1.01%	0.78%	30.0	0.90%	0.75%	19.8
Return on average equity	8.00%	5.85%	36.9	6.99%	5.89%	18.7
Efficiency ratio (2)	66.48%	60.85%	9.2	63.93%	63.62%	0.5
Effective tax rate	30.40%	28.75%	5.7	30.03%	30.02%	0.0
Dividend payout ratio (basic)	9.43%	13.51%	NM	10.75%	3.47%	NM

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

8

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2012	2011	2012	2011

Gain from sale of mortgage loans	$2,709	$1,653	$10,599	$5,607
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	888	874	3,387	3,403
Amortization of mortgage servicing rights	(952)	(820)	(3,562)	(2,169)
Mortgage servicing rights valuation adjustments	96	181	(759)	(404)
	32	235	(934)	830
Total revenue from sale and servicing of mortgage loans	$2,741	$1,888	$9,665	$6,437

9

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2012			2011
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,509,611	$17,799	4.69%	$1,440,839	$19,123	5.27%
Securities	204,882	1,900	3.86%	235,517	2,222	3.85%
Interest Bearing Deposits	80,115	51	0.25%	164,175	115	0.28%
FHLB stock	20,655	243	4.68%	20,655	205	3.94%
Total interest-earning assets	1,815,263	19,993	4.40%	1,861,186	21,665	4.63%
Non-interest-earning assets	208,627			206,695
Total assets	$2,023,890			$2,067,881
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,338,400	$1,775	0.53%	$1,348,424	$2,527	0.74%
FHLB advances and other	19,015	164	3.43%	81,845	761	3.69%
Other Borrowings	55,688	89	0.64%	59,832	133	0.88%
Subordinated debentures	36,139	158	1.74%	36,197	333	3.65%
Total interest-bearing liabilities	1,449,242	2,186	0.60%	1,526,298	3,754	0.98%
Non-interest bearing deposits	295,032	-	-	246,514	-	-
Total including non-interest-bearing demand deposits	1,744,274	2,186	0.50%	1,772,812	3,754	0.84%
Other non-interest-bearing liabilities	23,312			19,221
Total liabilities	1,767,586			1,792,033
Stockholders' equity	256,304			275,848
Total liabilities and stockholders' equity	$2,023,890			$2,067,881
Net interest income; interest rate spread		$17,807	3.80%		$17,911	3.65%
Net interest margin (3)			3.92%			3.83%
Average interest-earning assets to average interest bearing liabilities			125%			122%

	Twelve Months Ended December 31,
	2012			2011
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,477,681	$72,724	4.92%	$1,437,588	$78,773	5.49%
Securities	247,442	8,675	3.63%	205,609	8,440	4.19%
Interest Bearing Deposits	116,562	300	0.26%	184,126	466	0.25%
FHLB stock	20,655	899	4.35%	20,831	867	4.17%
Total interest-earning assets	1,862,340	82,598	4.44%	1,848,154	88,546	4.80%
Non-interest-earning assets	201,212			210,216
Total assets	$2,063,552			$2,058,370
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,352,724	$8,169	0.60%	$1,358,785	$12,175	0.90%
FHLB advances and other	66,121	2,424	3.67%	93,669	3,203	3.43%
Other Borrowings	53,155	373	0.70%	56,464	530	0.94%
Subordinated debentures	36,169	971	2.68%	36,213	1,278	3.54%
Total interest-bearing liabilities	1,508,169	11,937	0.79%	1,545,131	17,186	1.12%
Non-interest bearing deposits	266,913	-	-	231,343	-	-
Total including non-interest-bearing demand deposits	1,775,082	11,937	0.67%	1,776,474	17,186	0.97%
Other non-interest-bearing liabilities	21,276			17,983
Total liabilities	1,796,358			1,794,457
Stockholders' equity	267,194			263,913
Total liabilities and stockholders' equity	$2,063,552			$2,058,370
Net interest income; interest rate spread		$70,661	3.64%		$71,360	3.69%
Net interest margin (3)			3.81%			3.88%
Average interest-earning assets to average interest bearing liabilities			123%			120%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011
Summary of Operations
Tax-equivalent interest income (1)	$19,993	$20,525	$20,935	$21,144	$21,665
Interest expense	2,186	2,923	3,273	3,555	3,754
Tax-equivalent net interest income (1)	17,807	17,602	17,662	17,589	17,911
Provision for loan losses	2,618	705	4,097	3,503	4,099
Tax-equivalent NII after provision for loan losses (1)	15,189	16,897	13,565	14,086	13,812
Investment securities gains (losses), including impairment	1,606	103	382	43	169
Non-interest income (excluding securities gains/losses)	8,574	7,677	7,612	8,376	7,707
Non-interest expense	17,538	16,450	15,532	16,259	15,589
Income taxes	2,253	2,366	1,690	1,703	1,640
Net income	5,157	5,434	3,921	4,153	4,064
Dividends Declared on Preferred Shares	-	(3)	(435)	(462)	(462)
Accretion on Preferred Shares	-	(8)	(305)	(46)	(46)
Redemption on Preferred Shares	-	642	-	-	-
Net Income (Loss) Applicable to Common Shares	5,157	5,423	3,823	3,645	3,556
Tax equivalent adjustment (1)	421	427	416	390	395
At Period End
Total assets	$2,046,948	$2,055,672	$2,067,616	$2,142,264	$2,068,190
Earning assets	1,853,585	1,874,671	1,885,846	1,966,419	1,898,152
Loans	1,525,257	1,512,132	1,500,637	1,473,955	1,487,076
Allowance for loan losses	26,711	26,310	26,409	28,833	33,254
Deposits	1,667,472	1,609,350	1,613,611	1,671,370	1,596,241
Stockholders’ equity	258,128	255,136	249,870	281,364	278,127
Stockholders’ equity / assets	12.61%	12.41%	12.08%	13.13%	13.45%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,023,890	$2,047,139	$2,102,675	$2,080,502	$2,067,881
Earning assets	1,815,263	1,849,715	1,903,714	1,879,393	1,861,186
Loans	1,509,611	1,481,995	1,462,312	1,456,807	1,440,839
Deposits and interest-bearing liabilities	1,744,274	1,774,312	1,800,036	1,781,710	1,772,812
Deposits	1,633,432	1,605,749	1,629,094	1,610,275	1,594,938
Stockholders’ equity	256,304	251,592	281,031	279,848	275,848
Stockholders’ equity / assets	12.66%	12.29%	13.37%	13.45%	13.34%
Per Common Share Data
Net Income:
Basic	$0.53	$0.56	$0.39	$0.37	$0.37
Diluted	0.52	0.54	0.38	0.37	0.36
Dividends	0.05	0.05	0.05	0.05	0.05
Market Value:
High	$19.38	$18.06	$17.46	$17.76	$15.39
Low	15.75	15.80	15.23	14.41	13.00
Close	19.19	17.26	17.12	16.86	14.59
Book Value	26.44	26.13	25.49	25.06	24.74
Shares outstanding, end of period (in thousands)	9,729	9,729	9,729	9,728	9,726
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.92%	3.80%	3.75%	3.78%	3.83%
Return on average assets	1.01%	1.06%	0.75%	0.80%	0.78%
Return on average equity	8.00%	8.59%	5.61%	5.97%	5.85%
Efficiency ratio (2)	66.48%	65.07%	61.45%	62.62%	60.85%
Effective tax rate	30.40%	30.33%	30.12%	29.08%	28.75%
Common dividend payout ratio (basic)	9.43%	8.93%	12.82%	13.51%	13.51%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

11

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011
Loan Portfolio Composition
One to four family residential real estate	$200,826	$210,053	$210,520	$202,132	$203,401
Construction	37,788	31,428	22,923	36,362	31,552
Commercial real estate	797,385	792,351	775,526	790,168	775,992
Commercial	383,817	365,510	372,266	326,904	349,053
Consumer finance	15,936	16,785	17,127	17,647	18,887
Home equity and improvement	108,718	111,563	112,427	114,891	122,143
Total loans	1,544,470	1,527,690	1,510,789	1,488,104	1,501,028
Less:
Loans in process	18,478	14,831	9,439	13,430	13,243
Deferred loan origination fees	735	727	713	719	709
Allowance for loan loss	26,711	26,310	26,409	28,833	33,254
Net Loans	$1,498,546	$1,485,822	$1,474,228	$1,445,122	$1,453,822

Allowance for loan loss activity
Beginning allowance	26,310	26,409	28,833	$33,254	$38,110
Provision for loan losses	2,618	705	4,097	3,503	4,099
Credit loss charge-offs:
One to four family residential real estate	976	217	584	738	666
Commercial real estate	593	780	5,448	4,496	6,738
Commercial	541	355	486	2,666	1,423
Consumer finance	59	19	14	41	27
Home equity and improvement	497	203	254	211	251
Total charge-offs	2,666	1,574	6,786	8,152	9,105
Total recoveries	449	770	265	228	150
Net charge-offs (recoveries)	2,217	804	6,521	7,924	8,955
Ending allowance	$26,711	$26,310	$26,409	$28,833	$33,254

Credit Quality
Total non-performing loans (1)	$32,570	$37,803	$41,702	$45,351	$39,328
Real estate owned (REO)	3,805	2,843	3,538	3,408	3,628
Total non-performing assets (2)	$36,375	$40,646	$45,240	$48,759	$42,956
Net charge-offs	2,217	804	6,521	7,924	8,955

Restructured loans, accruing (3)	28,203	4,305	3,581	3,820	3,380

Allowance for loan losses / loans	1.75%	1.74%	1.76%	1.96%	2.24%
Allowance for loan losses / non-performing assets	73.43%	64.73%	58.38%	59.13%	77.41%
Allowance for loan losses / non-performing loans	82.01%	69.60%	63.33%	63.58%	84.56%
Non-performing assets / loans plus REO	2.38%	2.68%	3.01%	3.30%	2.88%
Non-performing assets / total assets	1.78%	1.98%	2.19%	2.28%	2.08%
Net charge-offs / average loans (annualized)	0.59%	0.22%	1.78%	2.18%	2.49%

Deposit Balances
Non-interest-bearing demand deposits	$315,132	$271,305	$261,211	$265,716	$245,927
Interest-bearing demand deposits and money market	664,857	636,510	628,760	665,889	609,057
Savings deposits	166,945	166,155	165,699	165,325	155,101
Retail time deposits less than $100,000	342,472	356,369	370,443	383,471	428,222
Retail time deposits greater than $100,000	176,029	176,725	180,594	183,420	147,298
National/Brokered time deposits	2,037	2,286	6,904	7,549	10,636
Total deposits	$1,667,472	$1,609,350	$1,613,611	$1,671,370	$1,596,241

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2012
One to four family residential real estate	$200,826	$195,188	$2,036	$3,602
Construction	37,788	$37,788	-	-
Commercial real estate	797,385	$773,170	1,125	23,090
Commercial	383,817	$376,548	1,608	5,661
Consumer finance	15,936	$15,701	235	-
Home equity and improvement	108,718	$106,002	2,499	217
Total loans	$1,544,470	$1,504,397	$7,503	$32,570

September 30, 2012
One to four family residential real estate	$210,053	$202,073	$2,196	$5,784
Construction	31,428	31,428	-	-
Commercial real estate	792,351	765,611	1,749	24,991
Commercial	365,510	358,452	388	6,670
Consumer finance	16,785	16,653	117	15
Home equity and improvement	111,563	109,556	1,664	343
Total loans	$1,527,690	$1,483,773	$6,114	$37,803

December 31, 2011
One to four family residential real estate	$203,401	$197,209	$2,302	$3,890
Construction	31,552	31,552	-	-
Commercial real estate	775,992	744,401	3,441	28,150
Commercial	349,053	341,835	334	6,884
Consumer finance	18,887	18,713	164	10
Home equity and improvement	122,143	118,908	2,841	394
Total loans	$1,501,028	$1,452,618	$9,082	$39,328

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